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                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                          (amended as of June 10, 2004)

Name of Fund
------------
Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund) Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund (formerly Money Market Fund)
Gartmore GVIT Money Market Fund II (formerly Money Market Fund II)
GVIT Small Company Fund (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P.
    Morgan NSAT Balanced Fund)
Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund and Federated
    GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund
Van Kampen GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond
    Fund, MAS NSAT Multi Sector Bond Fund and MAS GVIT Multi Sector Bond Fund) GVIT Small Cap Value Fund (formerly Nationwide Small Cap Value Fund)
Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
    Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap
    Growth Fund and Nationwide Small Cap Growth Fund)
Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund) Gartmore GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth
    Fund, Strong NSAT Mid cap Growth Fund and Strong GVIT Mid Cap Growth Fund) Turner GVIT Growth Focus Fund (formerly Nationwide Growth Focus Fund II and Turner GVIT Growth Focus Fund)
Gartmore GVIT Global Technology and Communications Fund (formerly
    Nationwide Global Technology and Communications Fund II and Gartmore
    NSAT Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund (formerly Nationwide Global Life
    Sciences Fund II and Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging
    Markets Fund)
Gartmore GVIT International Growth Fund (formerly Gartmore NSAT International
    Growth Fund)
Gartmore GVIT European Leaders Fund (formerly Gartmore NSAT European
    Growth Fund)
Gartmore GVIT Global Small Companies Fund (formerly Gartmore NSAT Global
    Small Companies Fund)
Gartmore GVIT OTC Fund (formerly Gartmore NSAT OTC Fund)
Gartmore GVIT U.S. Growth Leaders Fund (formerly Gartmore GVIT U.S.
    Leaders Fund)
Gartmore GVIT Asia Pacific Leaders Fund
Gartmore GVIT Global Financial Services Fund
Gartmore GVIT Global Utilities Fund

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                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                          (amended as of June 10, 2004)
                                     Page 2

Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Gartmore GVIT Investor Destinations Aggressive Fund (formerly NSAT Investor
    Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund (formerly NSAT
    Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund (formerly NSAT Investor
    Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund (formerly NSAT
    Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund (formerly NSAT Investor
    Destinations Conservative Fund)
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Dreyfus GVIT International Value Fund
GVIT Equity 500 Index Fund
Gartmore GVIT Developing Markets Fund
Gartmore GVIT Nationwide Principal Protected Fund
Gartmore GVIT Long-Short Equity Plus Fund

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

      - 25 basis points (0.25%) of the average daily net assets of the Class I, Class II, Class III, or Class VI shares of a Fund

      - 20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund

      - 10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund.

The amount to be paid by each Class will be a Class expense.

For those Funds whose shares are not designated by Class, each Fund shall pay amounts not exceeding on an annual basis a maximum amount of 25 basis points (0.25%) of the average daily net assets of the total shares of each Fund.